EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-46171, No. 333-179179, No. 333-157145, No. 333-192474, and No. 333-195484) and Forms S-8 (No. 333-40532, No. 333-68410, No. 333-143682, No. 333-143683, No. 333-182800, No. 333-182801, No. 333-09277, and No. 333-61851) of Codorus Valley Bancorp, Inc. of our reports dated March 10, 2015, relating to the consolidated financial statements and the effectiveness of Codorus Valley Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Harrisburg, Pennsylvania
March 10, 2015

109

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-46171, No. 333-179179, No. 333-157145, No. 333-195484, and No. 192474) and Forms S-8 (No. 333-40532, No. 333-68410, No. 333-143682, No. 333-143683, No. 333-182800, No. 333-182801, No. 333-09277 and No. 333-61851) of Codorus Valley Bancorp, Inc. of our report dated March 28, 2013, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania
March 10, 2015

110